EXHIBIT 10.1

VMED ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT

This Agreement is entered into as of the 30th day of December, 2025 (the “Effective Date”), by and between ONAR, LLC, a Delaware limited liability company (the “Seller”), and VMED Consulting Inc., a Florida corporation (the “Buyer”), collectively, the “Parties”.

Michael Stevens (the “Guarantor”) is signing this Agreement solely in his capacity as guarantor of the Buyer's obligations under this Agreement, the Note, and the Personal Guaranty and Confession of Judgment (the “Guaranty”), and not as a purchaser of the Purchased Assets.

The Seller and the Buyer enter into this Agreement to provide for the sale of the assets of VMED Services, LLC (the “Company”) to the Buyer. This Agreement sets forth the terms and conditions of the sale, including the Purchase Price, payment terms under the Note, the Collateral securing the Buyer's obligations, the irrevocable and unconditional Guaranty provided by the Guarantor, and other material obligations of the Parties. The Parties intend to be legally bound by the terms of this Agreement and acknowledge that this Agreement constitutes a binding and enforceable contract upon execution by all Parties, and that the Seller is entering into this Agreement in material reliance on the Guarantor's obligations.

RECITALS

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, the assets of VMED Services, LLC, a Delaware limited liability company (the “Company”), subject to the terms and conditions set forth in this Agreement.

WHEREAS, the Seller and the Buyer intend to set forth in this Agreement the terms and conditions of the sale of the assets of the Company, including the Purchase Price, the payment terms under the Note, the Collateral securing the Buyer's obligations, and the irrevocable and unconditional Personal Guaranty and Confession of Judgment provided by Michael Stevens as the sole Guarantor.

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1. Sale and Purchase

1.1 Sale of Assets

Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, and assigns to Buyer, and Buyer hereby purchases and accepts from Seller, all of Seller's right, title, and interest in and to the assets of the Company listed on the Purchased Assets Schedule attached hereto as Exhibit B (the “Purchased Assets”), free and clear of all liens, encumbrances, and restrictions whatsoever. Seller represents and warrants that it has good and marketable title to the Purchased Assets, and that such assets are free and clear of all liens, encumbrances, and restrictions. This sale includes all rights, benefits, and privileges associated with the Purchased Assets. Except as expressly set forth in this Agreement, the Purchased Assets are sold 'AS IS' and 'WITH ALL FAULTS,' and Seller disclaims all other representations or warranties, express or implied, including any warranties of merchantability or fitness for a particular purpose; provided, however, that nothing in this paragraph shall limit or disclaim any express representations or warranties made by Seller in this Agreement, all of which shall survive the Closing for a period of twelve (12) months only. Buyer acknowledges and agrees that it has conducted its own independent investigation and due diligence with respect to the Purchased Assets and is not assuming any liabilities of the Company, including any Released Liabilities, except as expressly set forth in this Agreement. Buyer further acknowledges that it is not relying on any representations or warranties other than those expressly set forth in this Agreement and expressly waives any claims based on any other representations, whether written or oral, except in the case of actual fraud. Buyer further agrees that no past, present, or future officer, director, employee, agent, or affiliate of Seller shall have any personal liability whatsoever under this Agreement or in connection with the transactions contemplated hereby.

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1.2 Consideration

As consideration for the sale of the Purchased Assets, Buyer shall execute and deliver to Seller the Note (attached hereto as Exhibit A) in the principal amount of $1,500,000, in accordance with the terms set forth in Section 2 of this Agreement. The Purchase Price shall be allocated among the assets acquired in a manner mutually agreed upon by the Parties and consistent with Section 1060 of the Internal Revenue Code and the Treasury Regulations thereunder. Each Party agrees to report such allocation consistently for all Tax purposes. Buyer acknowledges that the Purchased Assets are being sold for the specified Purchase Price and that Buyer has independently determined the value, not relying on any representations by Seller. The Note shall be secured by the Collateral and further supported by the unconditional and irrevocable guaranty of the Guarantor, as described in Section 2 and Section 3. In the event of any Default by Buyer under the Note or this Agreement, and after providing Buyer with written notice and a ten (10) day opportunity to cure such Default, the full unpaid balance of the Note shall become immediately due and payable at Seller's option. Seller shall have the right to exercise all remedies available under this Agreement, the Note, the Guaranty, and applicable law, including but not limited to foreclosure on the Collateral, acceleration of the Note, confession of judgment (if permitted by applicable law), and recovery of attorneys' fees and costs. All such remedies shall be cumulative and not exclusive. Buyer hereby waives any right of offset, counterclaim, or other defense against its obligations under the Note. The Note shall mature on the Maturity Date, unless earlier satisfied pursuant to the terms of this Agreement.

1.3 Closing Date

The Closing of the transactions contemplated by this Agreement shall take place on a date mutually agreed upon by the Parties (the “Closing Date”), but no later than thirty (30) days from the Effective Date, subject to the satisfaction or waiver of the conditions precedent set forth in Article 8. The Closing shall occur remotely via electronic exchange of documents and signatures, unless otherwise agreed by the Parties. Seller shall propose the Closing Date and provide Buyer with at least ten (10) days' prior written notice. If Buyer fails to consummate the Closing on the proposed Closing Date without legal justification (limited to a failure of any condition precedent to Closing not caused by Buyer), and after receiving written notice from Seller and failing to cure such failure within five (5) business days, Seller shall have the right to terminate this Agreement upon written notice and retain any deposits or payments made by Buyer under this Agreement as liquidated damages. The Parties agree that such liquidated damages represent a reasonable estimate of Seller's damages and do not constitute a penalty, and Buyer hereby waives any claim to the contrary. Seller’s right to retain such deposits or payments shall be in addition to, and not in lieu of, any other rights or remedies available to Seller at law or in equity. For purposes of this Section, 'deposits or payments' shall mean any amounts paid by Buyer to Seller prior to the Closing Date in connection with the transactions contemplated herein.

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2. Purchase Price and Payment Terms

2.1 Purchase Price

The Purchase Price for the sale of the Purchased Assets by Seller to Buyer shall be One Million Five Hundred Thousand Dollars ($1,500,000) (the “Purchase Price”). The Buyer shall pay the Purchase Price to the Seller in accordance with the terms and conditions set forth in this Agreement. The Purchase Price shall be payable in lawful money of the United States of America. The Buyer acknowledges and agrees that the Purchase Price represents the fair market value of the Purchased Assets and waives any right to dispute this valuation after the Closing Date. The Buyer further agrees that, except in the case of fraud, material misrepresentation, a breach of Seller's representations and warranties, or as otherwise expressly provided in this Agreement, the Purchase Price is final, non-refundable, and not subject to set- off, deduction, or withholding for any reason. Nothing in this section limits the Seller's rights to indemnification or other remedies under this Agreement.

2.2 Payment Schedule

The balance of the Purchase Price shall be paid to the Seller in fixed monthly installments of Five Thousand Dollars ($5,000), commencing one (1) month after the Closing Date and continuing on the same calendar day of each subsequent month for six (6) years, unless otherwise accelerated or satisfied in accordance with this Agreement. Any remaining unpaid balance of the Purchase Price shall become immediately due and payable on the sixth (6th) anniversary of the Closing Date (the “Maturity Date”). All payments shall be made by wire transfer to an account designated by the Seller in writing. The Buyer shall ensure timely payment of each monthly installment without demand or notice. Any late payment shall accrue interest at a rate of ten percent (10%) per annum, calculated on the overdue amount from the date the payment was originally due until paid in full. In the event of a Default, the entire unpaid balance of the Purchase Price shall become immediately due and payable at the Seller’s option. The Note, attached as Exhibit A, shall evidence the Buyer's obligation to pay the Purchase Price and shall contain such other terms and conditions as are customary and reasonable for a note of this type. In the event of any conflict between the terms of this Agreement and the Note, the terms of this Agreement shall govern unless the Note expressly states otherwise with specific reference to the conflicting provision.

2.3 Early Payment Incentives

As an incentive for early payment of the Purchase Price, the Seller agrees to the following early payment incentives:

(a) If the Buyer is not in Default (as defined in Section 11.1 of this Agreement) and is current on all payment obligations under this Agreement and the Note, and pays the Seller a lump sum payment of Two Hundred Thousand Dollars ($200,000), inclusive of any payments already made to the Seller, within one (1) year of the Closing Date, the outstanding principal balance of the Note shall be reduced to zero ($0.00), and the Buyer shall have no further obligation to pay any additional amounts to the Seller under the Note or this Agreement. For clarity, upon receipt of the $200,000 payment, the Note shall be deemed satisfied in full.

(b) If the Buyer is not in Default (as defined in Section 11.1 of this Agreement), is current on all payment obligations under this Agreement and the Note, and pays the Seller a lump sum of Four Hundred Thousand Dollars ($400,000), inclusive of any payments already made to the Seller, within two (2) years of the Closing Date, the Buyer shall have no further obligation to pay any additional amounts to the Seller under the Note or this Agreement, and the Note shall be deemed satisfied in full. For clarity, this early payment incentive is strictly contingent upon the Buyer's continuous compliance with all terms and conditions of this Agreement and the Note. The Buyer must not be in Default at the time of the lump sum payment or at any point before it.

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(c) After two (2) years from the Closing Date, the Buyer shall be responsible for the full remaining amount of the Purchase Price, without any further early payment incentives.

(d) The Buyer acknowledges and agrees that the early payment incentives are contingent upon the Buyer being current on all payment obligations, not being in Default under this Agreement or the Note, and making the required lump sum payments within the specified timeframes. The Buyer shall not be entitled to any other discounts or incentives unless otherwise agreed to in writing by the Seller.

3. Security and Collateral

3.1 Personal Guarantee

To secure the prompt and complete payment and performance of the Buyer's obligations under this Agreement and the Note, the Guarantor hereby provides an unconditional, continuing, and irrevocable guaranty to the Seller in the form attached hereto as Exhibit D (the “Personal Guaranty”). This guaranty applies explicitly to all indebtedness, liabilities, and obligations of the Buyer arising under or directly related to this Agreement and the Note, including without limitation, principal, interest, late fees, costs of collection, and attorneys’ fees. The Seller shall not be required to proceed against the Buyer or any collateral before enforcing this guaranty, and the Guarantor waives any right to require the Seller to first pursue any other remedies. This guaranty shall remain in effect until all obligations under this Agreement and the Note have been paid and performed in full. The Seller may pursue the Guarantor for any deficiency remaining after any foreclosure or sale of collateral, as identified in Section 3.3, securing the Buyer's obligations. The Guarantor acknowledges that this guaranty is a material inducement for the Seller to enter into this Agreement. The Guarantor's Personal Guaranty shall include a Confession of Judgment provision as set forth in Exhibit D, subject to enforceability under applicable law.

3.2 Security Agreement

As additional security for the prompt and complete payment and performance of all obligations under this Agreement and the Note, the Buyer hereby grants to the Seller a continuing security interest in and lien upon all of the Buyer's right, title, and interest in and to the following property, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”). This security interest shall be subordinated to the Senior Obligations, as defined herein. Buyer agrees to execute and deliver such further documents, instruments, and agreements, and to take such further actions, as may be reasonably requested by Seller to perfect and maintain the security interest granted herein:

(a) the Purchased Assets;

(b) all bank accounts, deposit accounts, and other accounts of the Company;

(c) all books, records, and documents relating to the Company or its business;

(d) all other tangible and intangible property of the Company.

3.3 UCC Financing Statements

Buyer hereby authorizes Seller to file UCC-1 financing statements, as well as any amendments, continuations, or terminations thereof, in all appropriate jurisdictions to perfect and maintain Seller's security interest in the Collateral. Buyer shall cooperate fully with Seller in connection with the filing of such financing statements and shall execute any additional documents reasonably requested by Seller to perfect and maintain such security interest.

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4. Representations and Warranties of Seller

4.1 Organization and Authority

The Seller represents and warrants to the Buyer that it is a duly organized and validly existing limited liability company in good standing under the laws of Delaware. The Seller has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary actions on the part of the Seller. The Seller has the absolute and unrestricted right, power, and authority to sell, transfer, and assign the Purchased Assets, including all of its membership interests in the Company, to the Buyer.

4.2 Title to Assets

The Seller represents and warrants that it is the sole legal and beneficial owner of all the Purchased Assets, free and clear of any liens, claims, encumbrances, or restrictions whatsoever. Upon Closing, the Buyer will acquire valid and transferable title to the Purchased Assets, free and clear of any liens, claims, encumbrances, or restrictions.

4.3 No Conflicts

The Seller represents and warrants that the execution, delivery, and performance of this Agreement by the Seller do not and will not (i) violate or conflict with any provision of its organizational documents, (ii) violate or result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other commitment to which the Seller is a party or by which it or its assets are bound, or (iii) violate any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Seller or its assets. No consent, approval, or authorization of, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery, and performance of this Agreement by the Seller. The Seller is not aware of any pending or threatened litigation, arbitration, or other legal proceeding against the Seller that could reasonably be expected to have a Material Adverse Effect on the Company or its business. To the Seller's knowledge, there are no material liabilities or obligations of the Company, whether accrued, contingent, or otherwise, other than the Released Liabilities as set forth in Exhibit C.

5. Representations and Warranties of Buyer

5.1 Organization and Authority

(a) The Buyer represents and warrants to the Seller that it is a duly organized and validly existing corporation in good standing under the laws of Florida. The Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Buyer further represents and warrants that the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer.

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(b) The Buyer represents and warrants to the Seller that, as of the Effective Date, one of its principals, Michael Stevens, is subject to certain existing financial obligations, including (i) restitution of approximately Two Million Five Hundred Thousand Dollars ($2,500,000) owed to the United States Government and (ii) tax liabilities of approximately Three Hundred Fifty Thousand Dollars ($350,000) owed to the Internal Revenue Service (collectively, the “Senior Obligations”). The Buyer further represents and warrants that, other than the Senior Obligations, neither it nor any of its principals is subject to any other material liabilities, whether contingent or accrued, that would reasonably be expected to impair its ability to perform its obligations under this Agreement. The Buyer acknowledges and agrees that the Seller’s security interest in the Collateral shall be a first-priority, perfected security interest, subject only to the Senior Obligations, and the Buyer shall take all actions necessary to ensure such priority, including executing and delivering any financing statements or other documents reasonably requested by the Seller. The Buyer further represents and warrants that it has disclosed to the Seller all material liabilities of the Buyer and its principals known to it as of the Effective Date.

6. Covenants of Seller

6.1 Conduct of Business Prior to Closing

From the Effective Date until the Closing Date, Seller shall conduct the business of the Company in the ordinary course and consistent with past practices. Seller shall not, without the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned, or delayed), take any action that would materially adversely affect the Company's business or financial condition. Buyer's failure to respond to a written request for consent within five (5) business days shall not be deemed to constitute consent. Seller shall not take any action that would reasonably be expected to result in a Material Adverse Effect, except as required by applicable law or in response to an emergency situation, in which case Seller shall notify Buyer as soon as reasonably practicable. Seller shall use commercially reasonable efforts to preserve existing relationships with key clients, suppliers, and other material business partners. Seller shall not enter into any agreement or contract that would bind the Company beyond the Closing Date without Buyer's prior written consent, except for agreements entered into in the ordinary course of business and not exceeding $100,000 in value per agreement. In the event of an emergency requiring expenditures exceeding $100,000, Seller may proceed without prior consent but shall notify Buyer as soon as practicable. Seller shall maintain the Company's tangible assets in good working order and condition, ordinary wear and tear excepted.

6.2 Cooperation

Seller shall cooperate fully with Buyer in all reasonable respects in connection with Buyer's due diligence review of the Company. Seller shall provide Buyer and its representatives with access to all relevant books, records, contracts, and other documents and information relating to the Company. Seller shall make available key employees and advisors of the Company for interviews and discussions with Buyer and its representatives. Seller shall promptly respond to all reasonable inquiries made by Buyer in connection with its due diligence review. Seller shall use its best efforts to assist Buyer in obtaining any necessary consents or approvals from third parties required to complete the transactions contemplated by this Agreement. Seller shall keep Buyer reasonably informed of any material developments relating to the Company or the transactions contemplated by this Agreement.

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6.3 Release of Liabilities

Upon the Closing, and subject to its occurrence, Seller shall forgive and release all outstanding loans, debts, or other liabilities owed by the Company to Seller that are (i) documented and disclosed to Buyer in writing before the Closing Date, and (ii) incurred before the Effective Date, as set forth in the schedule of Released Liabilities attached hereto as Exhibit C (the “Released Liabilities”). This release shall be effective as of the Closing Date. Seller shall execute and deliver to Buyer any documents reasonably requested by Buyer to evidence such forgiveness and release, provided such documents are consistent in form and substance with this Agreement and do not impose additional obligations on Seller. This release includes, but is not limited to, any loans or advances made by Seller to the Company for operating expenses, capital expenditures, or any other purpose before the Effective Date. The forgiveness of these Released Liabilities is a material inducement for Buyer to enter into this Agreement, and Seller acknowledges that Buyer is relying on this release in agreeing to purchase the Company. Seller represents and warrants that, to its knowledge and based on the records of the Company, there are no other debts or liabilities of the Company owed to Seller that are not being released pursuant to this Section. Buyer represents and warrants that Exhibit C accurately and completely reflects all such liabilities known to Buyer as of the Closing Date, after conducting reasonable due diligence. For clarity, this release does not extend to (i) any obligations or liabilities assumed by Buyer under this Agreement, (ii) any amounts advanced by Seller to the Company after the Effective Date, or (iii) any indemnification rights or claims Seller may have under this Agreement. Any disputes regarding the scope or inclusion of a liability in the Released Liabilities shall be resolved in accordance with the dispute resolution provisions of this Agreement.

7. Covenants of Buyer

7.1 Assumption of Liabilities

The Buyer shall assume and be responsible for only those liabilities and obligations of the Company arising from the ordinary course of business following the Closing Date, and only to the extent such liabilities are expressly listed in the Assumed Liabilities Schedule attached hereto as Exhibit E. Buyer shall further assume all contractual obligations of the Company existing as of the Closing Date that are (i) identified in the Assumed Liabilities Schedule and (ii) disclosed in writing to Buyer prior to the Closing. Notwithstanding the foregoing, Buyer shall not assume or be responsible for (i) any liabilities of Seller, (ii) any liabilities, obligations, debts, claims, taxes, or lawsuits of the Company or Seller arising prior to the Closing Date that are not disclosed in the Assumed Liabilities Schedule, or (iii) any liabilities related to breaches of contract, torts, or violations of law that occurred prior to the Closing Date. The Seller represents and warrants that, as of the Closing Date, there are no material liabilities of the Company that are not disclosed in the Assumed Liabilities Schedule. For further clarity, any liabilities or obligations not expressly assumed by the Buyer under this Section or listed in the Assumed Liabilities Schedule shall remain the sole responsibility of the Seller, and the Buyer shall have no obligation or liability with respect to such excluded liabilities, whether known or unknown, fixed or contingent, asserted or unasserted, as of the Closing Date.

7.2 Operation of Business Post-Closing

(a) Following the Closing Date, the Buyer shall operate the Company's business in accordance with sound business practices and in compliance with all applicable laws, regulations, and industry standards. The Buyer shall maintain all licenses and permits necessary for the operation of the business. The Buyer shall be solely responsible for all decisions and actions related to the operation of the business after Closing, and the Seller shall have no involvement or liability for such decisions or actions. The Buyer shall not take any action that would diminish the value of the Company or its assets. The Buyer shall maintain adequate insurance coverage to protect the Company's assets and operations. The Buyer shall honor all existing contracts and obligations of the Company and ensure that the Company continues to perform its obligations under such contracts. In addition, the Buyer shall implement and maintain internal controls and procedures reasonably designed to safeguard the Company's assets and ensure accurate financial reporting. The Buyer shall also promptly notify the Seller in writing of any material adverse event or circumstance affecting the Company's business or assets after Closing, including, but not limited to, significant litigation, regulatory actions, or the loss of key customers or suppliers.

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(b) The Buyer agrees that it shall not, without first notifying the Seller:

(i) sell, transfer, or dispose of all or substantially all of the Company's assets outside the ordinary course of business;

(ii) incur indebtedness on behalf of the Company in excess of Fifty Thousand Dollars ($5,000) in the aggregate outstanding at any given time, other than trade payables or obligations incurred in the ordinary course of business;

(iii) merge, consolidate, or otherwise combine the Company with any other entity; or

(iv) take any action that would violate any covenant or agreement contained in this Agreement.

7.3 Compliance with Laws

The Buyer shall ensure that the Company complies with all applicable federal, state, and local laws, regulations, and ordinances in the operation of its business. The Buyer shall maintain all necessary licenses, permits, and registrations required for the lawful operation of the Company. The Buyer shall promptly notify the Seller of any actual or threatened violation of law or regulation that could materially affect the Company or its business.

7.4 Financial Reporting

Buyer shall provide Seller with quarterly financial statements for the Company, prepared in accordance with standard business practices, within ten (10) business days of written request by Seller. These statements shall include a profit and loss statement, balance sheet, cash flow statement, and copies of any monthly bank statements for the Company's operating accounts as requested. Seller shall have the right, upon ten (10) business days advance notice, to request additional supporting documentation solely for the purpose of verifying compliance with Buyer's payment obligations under this Agreement. Such access shall be exercised in a manner that does not unreasonably interfere with the Company's operations. Seller shall have no operational control or management authority over the Company post-closing. All costs associated with the preparation of financial reports shall be borne by the Buyer.

7.5 Insurance

(a) The Buyer shall obtain and maintain insurance coverage as follows:

(i) commercial general liability insurance with limits of not less than $1,000,000 per occurrence, which shall be consistent with coverage customarily maintained by companies operating businesses similar in size and nature to the Company;

(ii) property insurance covering the Company's owned business personal property, to the extent commercially reasonable and consistent with industry practices applicable to the Company's operations;

(iii) workers' compensation insurance as required by applicable law; and

(iv) such additional insurance as the Buyer may reasonably determine, in its discretion, based on the size, nature, and scope of the Company's business operations.

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(b) All insurance policies shall name the Seller as an additional insured and loss payee. The Buyer shall provide the Seller with certificates of insurance evidencing such coverage and shall ensure that the Seller receives at least thirty (30) days' prior written notice of any cancellation or material change in coverage. In the event of a claim, the Company may use insurance proceeds to maintain operations in the ordinary course of business, provided that (i) such use is reasonably necessary to preserve the going concern value of the Company and (ii) the Seller consents in writing to the use of such proceeds, which consent shall not be unreasonably withheld. Any remaining proceeds shall be paid to the Seller to the extent of its interest.

8. Conditions Precedent

8.1 Conditions to Seller's Obligations

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by the Seller:

(a) Buyer's Performance. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Any material failure by the Buyer to perform its obligations under this Agreement, after written notice and a cure period of five (5) business days, shall entitle the Seller to terminate this Agreement and pursue all available remedies at law or in equity. In the event of such termination, the Seller shall be entitled to retain any payments or documents received from Buyer, and all rights and remedies under this Agreement, including any security interest granted herein, shall survive such termination and remain enforceable. The Seller shall also be entitled to seek specific performance, injunctive relief, or other equitable remedies without the necessity of posting bond.

(b) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of that date (except for representations and warranties that expressly relate to a specified date, which shall be true and correct in all material respects as of that date). Any material misrepresentation by the Buyer, after written notice and a cure period of five (5) business days, shall constitute a material breach, entitling the Seller to terminate this Agreement and pursue all available remedies at law or in equity. In such event, the Seller shall be entitled to retain any consideration received from Buyer, and all rights and remedies under this Agreement, the Note, and any security interest granted herein shall survive such termination and remain enforceable. The Seller shall also be entitled to seek specific performance, injunctive relief, or other equitable remedies without the necessity of posting bond.

(c) Delivery of Documents. The Buyer shall deliver to the Seller all documents and instruments required to be delivered by it at or before the Closing Date pursuant to this Agreement, in form and substance satisfactory to the Seller in its sole and reasonable discretion. For the avoidance of doubt, such documents and instruments include, but are not limited to, all executed agreements, certificates, consents, and any ancillary documents necessary to effectuate the transfer of the Purchased Assets and the assumption of liabilities as contemplated herein. Any failure by the Buyer to deliver such documents in a timely manner, after written notice and a cure period of five (5) business days, shall constitute a material breach of this Agreement, entitling the Seller to terminate this Agreement and pursue all available remedies at law or in equity, including specific performance and injunctive relief without the necessity of posting bond.

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(d) Personal Guaranty. The Guarantor shall execute and deliver, on or before the Closing Date, the Personal Guaranty set forth in Exhibit D, in form and substance reasonably acceptable to the Seller, unconditionally and irrevocably guaranteeing the full and prompt payment and performance of all obligations of the Buyer under this Agreement and the Note. The Personal Guaranty shall include a Confession of Judgment provision, be enforceable under applicable law, and remain in full force and effect notwithstanding any termination of this Agreement, subject to the terms and limitations set forth therein. The Guarantor further agrees to provide any additional documentation or assurances reasonably requested by the Seller to confirm the enforceability and continuing validity of the Personal Guaranty, including updated financial statements or certifications of solvency, as may be required before or at Closing. Failure to deliver the Personal Guaranty as required shall constitute a material breach of this Agreement.

8.2 Conditions to Buyer's Obligations

The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived, in whole or in part, by the Buyer:

(a) Seller's Performance. The Seller shall perform and comply in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.

(b) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of that date (except for representations and warranties that expressly relate to a specified date, which shall be true and correct as of that date).

(c) Delivery of Documents. The Seller shall have delivered to the Buyer all documents and instruments required to be delivered by it at or prior to the Closing pursuant to this Agreement, in form and substance reasonably satisfactory to the Buyer.

8.3 Mutual Conditions

The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived, in whole or in part, by mutual agreement of the parties:

(a) No Injunctions. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(b) No Adverse Changes. There shall have been no Material Adverse Effect on the Company or its business since the Effective Date.

9. Closing

9.1 Closing Deliverables

At the Closing, each Party shall deliver the following:

(a) By Seller:

(i) duly executed Bill of Sale transferring the Purchased Assets to Buyer, (ii) all documents evidencing the release of any liens or encumbrances on the Purchased Assets, (iii) all books, records, and documents relating to the Company, (iv) all keys, access codes, and passwords necessary to operate the Company's business, and (v) any other documents reasonably requested by Buyer.

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(b) By Buyer:

(i) the executed Note in the form attached as Exhibit A, (ii) the initial payment of $5,000 as provided in Section 2.2(a), (iii) the executed Personal Guaranty from the Guarantor in the form attached as Exhibit D, (iv) evidence of insurance as required by Section 7.5, and (v) any other documents reasonably requested by Seller.

10. Post-Closing Covenants

10.2 Access to Information

The Buyer shall provide the Seller with reasonable access, during normal business hours and upon at least five (5) business days' prior written notice, to the books and records of the Company to monitor the Buyer's compliance with this Agreement. The Seller may conduct periodic audits, not more than twice per calendar year unless an Event of Default has occurred or the Seller has a reasonable basis to suspect non-compliance, in which case additional audits may be conducted. The Buyer shall promptly and fully respond to any reasonable written inquiries from the Seller regarding the operation of the Company. The Seller's access to information shall not unreasonably interfere with the Buyer's operation of the Company. The Seller shall maintain the confidentiality of any non-public information obtained from the Buyer in connection with its access to information and shall use commercially reasonable efforts to protect such information, except as required by law or legal process. Without limiting the foregoing, the Buyer shall deliver to the Seller, within ten (10) business days after the end of each calendar month, monthly profit and loss statements, balance sheets, and bank statements for the Buyer's operating accounts for such month, in a format reasonably acceptable to the Seller. The Seller may request periodic discussions with the Buyer regarding the operation of the Company, provided such discussions are scheduled at mutually convenient times. The Seller's rights under this Section shall continue until the Note is paid in full. Any failure by the Buyer to provide timely access, documentation, or responses as required under this Section shall constitute a material breach of this Agreement.

10.3 Further Assurances

The Buyer shall execute and deliver such documents and take such actions as the Seller may reasonably request to carry out the intent and purposes of this Agreement. The Buyer shall cooperate with the Seller in connection with any legal or administrative proceedings relating to the Company. The Buyer shall promptly notify the Seller of any event or circumstance that may materially affect the Buyer's ability to perform its obligations under this Agreement. The Parties shall use commercially reasonable efforts to obtain any consents or approvals required to transfer the assets of the Company to the Buyer. The Buyer shall take all necessary steps to protect and preserve the Seller's security interest in the assets of the Company and shall not take any action that would impair the Seller's ability to enforce its rights under this Agreement. Upon written request, the Buyer shall provide the Seller with information and documentation reasonably necessary to verify the Buyer's compliance with this Agreement within ten (10) business days. The Parties shall execute and deliver any amendments or modifications to this Agreement that may be necessary to reflect changes in applicable law or regulations. The Buyer shall provide the Seller with access to the Company's facilities and personnel for the purpose of conducting due diligence, provided that the Seller gives at least ten (10) business days' prior written notice. The Buyer shall ensure that all employees of the Company are informed of the relevant terms of this Agreement and their obligations hereunder. The Parties shall take commercially reasonable steps to prevent unauthorized disclosure of confidential information relating to the Company. The Buyer shall comply with all applicable environmental laws and regulations in the operation of the Company. The Buyer shall promptly notify the Seller of any material claims or litigation relating to the Company. Any failure by the Buyer to comply with the obligations set forth in this Section shall constitute a material breach of this Agreement and may be deemed an Event of Default under Section 11.1.

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VMED ASSET PURCHASE AGREEMENT

11. Events of Default and Remedies

11.1 Events of Default

The occurrence of any of the following events shall constitute an event of default (“Default”) by the Parties under this Agreement, after the non-defaulting party provides written notice and allows fifteen (15) days to cure:

(a) Failure to Pay: The Buyer fails to pay any installment of the Purchase Price or any other amount due under this Agreement or the Note within fifteen (15) days after receiving written notice from the Seller, and such failure remains uncured after the expiration of that period.

(b) Breach of Covenants: Either Party fails to perform or observe any covenant, condition, or agreement required under this Agreement, the Note, or any related document, and such failure continues for fifteen (15) days after written notice from the other Party. If the breach cannot reasonably be cured within fifteen (15) days, the defaulting Party shall commence cure within that period and diligently pursue completion within thirty (30) days of the notice. Upon any such breach, and subject to the notice and cure provisions herein, the Seller shall have the immediate right to accelerate all amounts due under the Note. Any such acceleration shall be in accordance with the amounts identified in the Early Payment Incentives listed in Section 2.3(a) if the breach occurs in the first year ($200,000), or Section 2.3(b) if the breach occurs in the second year ($400,000).

(c) Breach of Representations and Warranties: A breach of any representation or warranty made by the Parties in this Agreement or in any certificate or document delivered pursuant to this Agreement, or if any such representations or warranties are determined to have been false or misleading in any material respect when made.

(d) Insolvency: The Buyer (i) becomes insolvent other than the obligations disclosed herein, (ii) makes an assignment for the benefit of creditors, (iii) files a petition in bankruptcy or is adjudicated as bankrupt or insolvent, (iv) has an involuntary petition in bankruptcy filed against it and such petition is not dismissed within sixty (60) days, (v) seeks or becomes subject to any reorganization, arrangement, liquidation, dissolution, or similar debtor relief proceeding under any applicable law or regulation, or (vi) has a receiver, trustee, or liquidator appointed for it or any substantial part of its assets.

(e) Personal Guaranty Default: The Guarantor fails to comply with any terms or conditions outlined in the Personal Guaranty, including but not limited to timely payment or performance of obligations, thereby allowing the Seller to pursue immediate action against the Guarantor's personal assets after compliance with the notice and cure period provisions contemplated herein. The Seller may seek recovery for any deficiency remaining after the application of collateral or other remedies, to the fullest extent permitted by law.

(f) Change of Control: A change in control of the Company occurs without the prior written consent of the Seller, where “control” means the power to direct the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this section, a change of control shall include, but not be limited to, (i) the sale, transfer, or issuance of more than fifty percent (50%) of the equity interests in the Company to any person or entity, (ii) the merger, consolidation, or reorganization of the Company with another entity, or (iii) any transaction or series of transactions that results in a new person or entity obtaining the ability to direct the management or policies of the Company.

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(g) Security Impairment: The Buyer takes any action that impairs or threatens to impair the security interests granted to the Seller, including, but not limited to, selling, transferring, encumbering, pledging, or otherwise disposing of the Assets or any portion thereof without the Seller's prior written consent, or failing to maintain the Collateral in accordance with the requirements of this Agreement. Any such action, whether direct or indirect, that diminishes the value or enforceability of the Seller's security interest constitutes a Default.

(h) Failure to Maintain Business Operations: The Buyer ceases to conduct the Company's business operations in the ordinary course, suspends or materially reduces the scope of business activities, or abandons the business without the Seller's prior written consent. For purposes of this section, a material reduction includes, but is not limited to, the cessation of key revenue-generating activities, failure to maintain required licenses or permits, or any action that results in the loss of a substantial portion of the Company's assets or customer base.

11.2 Remedies

Upon the occurrence of any Event of Default, either party has the right to exercise any one or more of the following remedies, provided that the non-defaulting party complies with the notice and cure period provisions set forth herein. The following remedies may then be exercised fifteen (15) days after such written notice has been delivered, without any further notice or demand:

(a) Acceleration: Declare the unpaid balance of the Purchase Price immediately due and payable, notwithstanding any provision to the contrary. However, any acceleration of debt must be in accordance with the amounts identified in the Early Payment Incentives listed in Section 2.3(a) if it occurs in the first year ($200,000) and Section 2.3(b) if it occurs in the second year ($400,000).

(b) Legal Action: Institute any action or proceeding at law or in equity for the specific performance of this Agreement, to recover the full amount due, or to enforce any other right or remedy. However, any acceleration of debt or claim for recovery of debt shall be in accordance with the amounts identified in the Early Payment Incentives listed in Section 2.3(a) if it occurs in the first year ($200,000), or Section 2.3(b) if it occurs in the second year ($400,000). The prevailing Party to any legal action initiated in connection with this Agreement or the documents contemplated hereunder shall be entitled to reasonable attorneys' fees and expenses incurred in the enforcement of this Agreement from the non-prevailing Party.

(c) Personal Guaranty Enforcement: Immediately proceed against the Guarantor under the Personal Guaranty for the full amount of the outstanding debt as of the date of the Notice, without any requirement to first proceed against the Buyer or exhaust remedies against any Collateral. The Seller may enforce the Confession of Judgment provisions contained in the Personal Guaranty.

(d) Security Interest Enforcement: Exercise all rights and remedies available to a secured party under applicable law, including, but not limited to, the right to take possession of the Purchased Assets, sell the Purchased Assets in a public or private sale, and apply the proceeds to the outstanding debt due as of the date of the Notice and in compliance with Section 3.3, in each case solely pursuant to a security interest perfected by UCC-1 financing statements filed against the assets of VMED Consulting Inc.

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(e) Termination of Agreement: Terminate this Agreement and all rights granted to the Parties hereunder.

(f) Cumulative Remedies: All remedies of the Seller under this Agreement are cumulative and may be exercised concurrently or separately to recover the outstanding amount owed as of the date of Notice. The exercise of any one remedy shall not be deemed an election of that remedy or preclude the exercise of any other remedy.

(g) Appointment of Receiver: The Seller shall have the right to apply to any court of competent jurisdiction for the appointment of a receiver to take possession of and operate the Company.

(h) Specific Performance: The Parties shall be entitled to specific performance of all covenants and agreements contained in this Agreement.

11.3 Acceleration of Debt

In addition to any other remedies available to the Seller, upon the occurrence of any Default, and subject to the notice and cure provisions set forth herein, the Seller shall have the right, at its sole option, to accelerate the maturity of the Note, so that the entire unpaid principal balance, together with all accrued and unpaid interest, becomes immediately due and payable. However, any acceleration of debt shall be in accordance with the amounts identified in the Early Payment Incentives listed in Section 2.3(a) if it occurs in the first year ($200,000) and Section 2.3(b) if it occurs in the second year ($400,000). Prior to exercising its right of acceleration, the Seller shall provide the Buyer with written notice specifying the nature of the Default, and the Buyer shall have fifteen (15) business days from the date of such notice to cure the Default to the reasonable satisfaction of the Seller. If the Buyer fails to cure the Default within such period, the Seller may proceed to exercise its rights under this Section, including acceleration.

(b) Buyer acknowledges that the right of acceleration is a material term of this Agreement and is a significant inducement for Seller to enter into this Agreement; however, the Parties agree that Buyer shall not be deemed to have waived its right to receive notice or an opportunity to cure as provided herein. Any waiver of such rights must be in writing and signed by the Buyer.

(c) If any portion of this Agreement requires enforcement by either Party, the non- prevailing party shall be responsible for all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the enforcement of its rights under this Section, provided that enforcement efforts were in response to a continuing and uncured Event of Default by either party.

(d) The Seller's forbearance or delay in exercising the right of acceleration shall not be deemed a waiver of such right, and the Seller may exercise such right within ninety (90) days following the expiration of the cure period set forth above.

12. Limitation of Liability and Indemnification

12.1 Indemnification by Buyer

The Buyer shall indemnify, defend, and hold harmless the Seller, its officers, directors, employees, agents, and affiliates (collectively, the “Seller Indemnified Parties”) from and against any and all Losses (as defined herein), including reasonable attorneys' fees and the costs of enforcing any right to indemnification under this Agreement, whether arising from third- party claims or direct claims by the Seller, to the extent such Losses arise out of or result from any breach of this Agreement, any act or omission of the Buyer or its affiliates, or any violation of applicable law. The Buyer's indemnification obligations shall be subject to the limitations set forth in Section 12.4, except in cases of fraud, willful misconduct, intentional misrepresentation, or any failure to pay the Purchase Price or perform any Guaranteed Obligations.

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12.2 Indemnification by Seller

The Seller shall indemnify, defend, and hold harmless the Buyer, its officers, directors, employees, agents, and affiliates (collectively, the “Buyer Indemnified Parties”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of any kind, including reasonable attorneys' fees and the costs of enforcing any right to indemnification under this Agreement, to the extent arising out of or resulting from (a) any breach of the Seller’s representations, warranties, or covenants under this Agreement, or (b) any third-party claim arising from the Seller’s ownership or operation of the Purchased Assets before the Closing Date. The Seller shall not be liable for any losses to the extent caused by the negligence, willful misconduct, or breach of this Agreement by the Buyer or its affiliates.

12.3 Indemnification Procedures

If any Indemnified Party becomes aware of any matter that could give rise to a claim for indemnification under this Agreement, the Indemnified Party shall give prompt written notice of such matter, stating in reasonable detail the nature of the claim, the amount (or estimated amount) of the loss, damage, liability, or expense, and any other information reasonably requested. Failure to give prompt notice shall not relieve the Party's indemnification obligations under this Agreement, except to the extent that such failure materially prejudices the ability to defend against such a claim. The Indemnitor shall have the right to assume and control the defense of any claim for which indemnification is sought, at its own expense, with counsel reasonably satisfactory to the Indemnified Party. If the Indemnitor assumes the defense of a claim, the Indemnified Party shall cooperate in such defense and shall have the right to participate in such defense at its own expense. If the Indemnitor does not assume the defense of a claim, the Indemnified Party shall have the right to defend against the claim in any manner it deems appropriate, at the Indemnitor's expense. The Indemnitor shall not settle any claim without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. The Indemnified Party shall not settle any claim without the Indemnitor's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, provided that the Indemnitor has assumed the defense of the claim.

12.4 Limitations on Liability

Notwithstanding anything to the contrary in this Agreement, the Seller's liability under this Agreement shall be limited to the Purchase Price actually received by the Seller, except in cases of fraud, willful misconduct, or intentional misrepresentation. The Buyer's liability under this Agreement shall be subject to a cap equal to the Purchase Price, except in cases of fraud, willful misconduct, intentional misrepresentation, or failure to pay the Purchase Price or perform any Guaranteed Obligations, which shall not be subject to any cap. The Parties acknowledge and agree that these limitations are reasonable and reflect the negotiated allocation of risk between the Parties.

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VMED ASSET PURCHASE AGREEMENT

The Personal Guaranty provided by the Guarantor is intended to provide additional security for the Buyer's obligations under this Agreement and shall not be construed as a limitation on the Buyer's liability.

Each Party is liable for all direct damages, losses, and expenses incurred by the other Party as a result of a breach of this Agreement. Neither Party is liable for consequential, incidental, special, or punitive damages, including lost profits, except in cases of fraud, willful misconduct, intentional misrepresentation, or failure to pay the Purchase Price or perform any Guaranteed Obligations. The non-breaching Party may seek injunctive relief to prevent any such breach, in addition to any other remedies available at law or in equity. The Parties agree that the limitations on liability set forth in this Section 12.4 are reasonable and necessary to protect their respective interests and that each Party has had the opportunity to consult with counsel regarding the implications of such limitations.

13. Governing Law and Dispute Resolution

13.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Florida. The Parties agree that any legal suit, action, or proceeding arising out of or relating to this Agreement shall be instituted in Miami, Florida, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The Buyer and the Guarantor hereby waive any objection to venue in such courts.

13.2 Mediation

Prior to initiating litigation as described in Section 13.3, the Seller and Buyer agree to participate in non-binding mediation to resolve any dispute arising out of or relating to this Agreement. The mediation shall be conducted in Florida by a mediator mutually agreed upon by the Seller and Buyer. If the Seller and Buyer cannot agree on a mediator, the matter shall be referred to the American Arbitration Association (AAA) for the appointment of a mediator. The costs of the mediation shall be borne equally by the Seller and Buyer. The Seller and Buyer agree to participate in the mediation in good faith and to use their best efforts to reach a mutually agreeable resolution. However, if the mediation does not result in a resolution within thirty (30) days of commencement, either the Seller or Buyer may initiate litigation as provided below. The prevailing party is entitled to recover all reasonable attorneys' fees and costs incurred in connection with any successful enforcement of the mediation provisions of this Agreement.

13.3 Litigation

Any dispute arising out of or relating to this Agreement that is not resolved through mediation shall be resolved by litigation in the state or federal courts located in Miami-Dade County, Florida, unless otherwise expressly agreed by the Seller and Buyer in writing. The prevailing party shall be entitled to recover all reasonable attorneys' fees and costs incurred in connection with any successful court proceeding arising out of or relating to this Agreement. The litigation shall be conducted in English. The court shall apply Florida law to the merits of any dispute or claim. The court shall have no authority to award punitive or exemplary damages to either the Seller or Buyer. The provisions of this Section 13.3 shall survive the termination or expiration of this Agreement. Notwithstanding the requirement to mediate, either the Seller or Buyer shall be entitled to seek temporary or preliminary injunctive relief from a court of competent jurisdiction if such relief is necessary to protect its rights or property pending the outcome of the litigation. The Seller and Buyer agree that the remedies at law for a breach of this Agreement would be inadequate and that the non-breaching party would suffer irreparable harm in the event of a breach. EACH OF THE SELLER AND BUYER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY

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IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14. Notices

14.1 Method of Notice

All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement must be in writing and addressed to the relevant party at the address specified in Section 14.2 or to another address designated in writing by that party. Notices may be given by:

(a) personal delivery;

(b) nationally recognized overnight courier (with all fees prepaid);

(c) certified or registered mail (return receipt requested and postage prepaid); or

(d) email (with confirmation of receipt).

A notice is effective only (i) upon receipt by the receiving party, and (ii) if the party giving the notice has complied with the requirements of this Section 14.1. For email notices, confirmation of receipt may be established by (A) a reply email from the recipient, (B) an automated delivery or read receipt, or (C) other reasonable evidence of transmission and delivery.

14.2 Notice Addresses

The addresses for providing notices are as follows:

If to Seller:

ONAR, LLC

990 Biscayne Blvd, 5th Floor

Miami, FL 33132

Attention: Claude Zdanow

Email: c@onar.com

If to Buyer:

VMED Consulting Inc.

7935 Airport Pulling Road

Suite 4, #371

Naples, FL 34109

Attention: Michael Stevens

Email: michael@vmedservices.com

If to Guarantor:

Michael Stevens

5934 Priemer Way, Unit 2162

Naples, FL 34109

Email: michael@vmedservices.com

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Each party may update its notice address by providing written notice to the other parties in accordance with this Section 14.

15. Entire Agreement

15.1 Integration

This Agreement, including all exhibits and schedules, constitutes the entire agreement between Seller, Buyer, and the Guarantor concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, negotiations, and understandings, whether oral or written. There are no other promises, conditions, understandings, or agreements, whether oral or written, relating to the subject matter of this Agreement. The Parties make no representations or warranties except as expressly set forth in this Agreement, and each Party acknowledges that it is not relying on any representations or warranties not expressly contained herein. Each Party hereby waives any claim for fraudulent inducement or misrepresentation not expressly set forth in this Agreement.

15.2 Amendments

No amendment to this Agreement will be effective unless it is in writing and signed by all Parties. Any modification or amendment must be clear, concise, and specifically reference the section or subsection of this Agreement being modified.

15.3 No Third-Party Beneficiaries

This Agreement is intended solely for the benefit of Seller, Buyer, and the Guarantor, and it is not intended to confer any benefits or rights on any third party. No third party shall have any right to enforce any provision of this Agreement or to claim any rights or benefits under this Agreement. Neither party shall be liable to any third party for any claims, losses, damages, or liabilities arising out of or related to this Agreement.

16. Assignments and Successors

16.1 Assignment

Buyer may not assign any of its rights or delegate any of its obligations under this Agreement or any associated exhibits without the prior written consent of Seller, which may be granted or withheld in Seller’s sole discretion. Notwithstanding the foregoing, Buyer may not assign this Agreement to an Affiliate or in connection with a merger, acquisition, or sale of substantially all of its assets without the prior written consent of Seller. Seller may assign its rights or delegate its obligations under this Agreement without Buyer's consent, including, without limitation, in connection with a merger, acquisition, sale of assets, or other corporate reorganization. Any assignment, even if consented to, shall not relieve the assignor of its obligations under this Agreement unless expressly agreed to in writing by the non-assigning Party.

16.2 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, subject to the restrictions on assignment set forth in Section 16.1. Any successor or permitted assign shall be entitled to all of the rights and remedies under this Agreement, including, without limitation, the right to enforce any Personal Guaranty provided in connection with this Agreement and to pursue all available remedies in the event of a Default. For the avoidance of doubt, the obligations of the Guarantor under the Personal Guaranty shall remain in full force and effect notwithstanding any assignment or transfer of this Agreement by Buyer.

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17. Severability

17.1 Invalid Provisions

In the event that any provision of this Agreement is deemed invalid or unenforceable, the parties shall negotiate in good faith to modify such provision to make it valid and enforceable while preserving the original intent of the parties. However, if the parties are unable to reach an agreement on such modification, the Agreement will be enforced as if the invalid or unenforceable provision had never been included. Any modification to this Agreement must be in writing and signed by all Parties.

17.2 Enforcement Costs

In the event of a breach by any Party of any provision of this Agreement, the non- breaching Party shall be entitled to recover all reasonable costs and expenses incurred, including reasonable attorneys' fees and costs of collection, whether incurred before or after judgment.

18. Counterparts and Electronic Signatures

18.1 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties may execute this Agreement in any number of counterparts, provided that the signatures of all Parties appear on the same counterpart. Each counterpart shall be effective as to each Party. For the avoidance of doubt, counterparts may be exchanged electronically or by facsimile, and such counterparts together shall be deemed to constitute a single, binding agreement as of the Effective Date.

18.2 Electronic Signatures

The Parties agree that this Agreement and any other documents to be delivered in connection with this Agreement may be executed and delivered by electronic means, including, but not limited to, facsimile, email with attached scanned documents, or via electronic signature platforms (e.g., DocuSign, Adobe Sign), except where a wet-ink signature is required by applicable law or regulation. Any such electronic signature shall have the same force and effect as an original signature. Each Party intends to be bound by its electronic signature on this Agreement and represents that it has taken commercially reasonable measures to ensure the security and authenticity of such electronic signature. Each Party further agrees to retain copies of all electronically executed documents in a secure manner and to provide copies to the other Party upon reasonable request. Notwithstanding the foregoing, if a wet-ink signature is reasonably required due to legal, regulatory, or enforceability concerns, the Parties shall cooperate in good faith to provide such signatures, provided that the requesting Party submits written justification for such requirement.

18.3 Delivery of Signatures

Executed counterparts of this Agreement may be delivered by any method of transmission, including, without limitation, personal delivery, overnight courier, U.S. mail, facsimile, or electronic mail. Signatures transmitted electronically or by facsimile shall be treated as original signatures for all purposes. Delivery by electronic mail shall be deemed effective upon the earlier of (i) written acknowledgment of receipt by the receiving Party or (ii) confirmation of transmission to the receiving Party's designated email address, provided that no delivery failure notice is received. For purposes of this section, confirmation of transmission may include an automated delivery receipt, a reply email from the recipient, or other reasonable evidence of receipt. Each Party agrees to acknowledge promptly the receipt of executed documents upon request by the other Party.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE PAGE

To evidence the Parties' consent to this Agreement, they have executed and delivered it on the Effective Date.

THE SELLER:

ONAR, LLC

By:	/s/ Claude Zdanow
Name:	Claude Zdanow
Title:	CEO

THE BUYER:

VMED Consulting Inc.

By:	/s/ Michael Steven
Name:	Michael Steven
Title:	President

THE GUARANTOR:

/s/ Michael Steven
Michael Steven, Individually

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EXHIBIT A

PROMISSORY NOTE

Principal Amount: $1,500,000.00	Date: December 30, 2025

FOR VALUE RECEIVED, the undersigned, VMED Consulting Inc., a Florida corporation (“Maker”), promises to pay to the order of ONAR, LLC (“Holder”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), together with interest on the unpaid principal balance at the rate of 6.0% per annum, compounded annually. Interest shall begin to accrue on the Closing Date and shall continue to accrue on any unpaid balance, including during any period of Default and after acceleration, until full payment is received. Unless otherwise agreed in writing, all payments shall be applied first to accrued interest and then to principal. This Note is secured by the Collateral as defined in the Agreement and further secured by the unconditional and irrevocable Personal Guaranty executed by the Guarantor in favor of Holder.

1. Payments

Maker shall make equal monthly payments of principal and interest in the amount of Five Thousand Dollars ($5,000.00), commencing on the first day of the month following the Closing Date and continuing on the first day of each month thereafter until the Maturity Date. Maker acknowledges that such payments will not fully amortize the outstanding principal and interest, and that a final balloon payment of the remaining unpaid principal and accrued interest shall be due and payable in full on the Maturity Date. If any payment is not received within five (5) days of its due date, a late fee equal to 5% of the overdue amount shall be assessed. Payments shall be made without any right of setoff or deduction, except as may be required by applicable law. Maker shall provide Holder with quarterly financial statements and bank statements within 30 days of the end of each calendar quarter to allow Holder to monitor Maker’s financial condition and ability to meet its obligations under this Note.

2. Maturity

The entire unpaid principal and accrued interest shall be due and payable in full on the sixth anniversary of the Closing Date (the “Maturity Date”).

3. Prepayment and Early Payment Incentives

Maker may prepay this Note, in whole or in part, at any time without penalty; provided, however, that any such prepayment shall not reduce the total amount due under this Note unless the conditions for early payment incentives set forth in Section 2.3 of the Agreement are strictly satisfied. Any partial prepayment shall be applied first to accrued interest and then to principal, and shall not affect Maker’s obligation to continue making monthly payments as set forth herein unless otherwise agreed in writing by Holder.

(a) If Maker is not in Default and pays Two Hundred Thousand Dollars ($200,000), inclusive of any payments already made, within one (1) year of the Closing Date, this Note shall be deemed satisfied in full.

(b) If Maker is not in Default and pays Four Hundred Thousand Dollars ($400,000), inclusive of any payments already made, within two (2) years of the Closing Date, this Note shall be deemed satisfied in full.

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4. Security

This Note is secured by the Collateral, as defined in the Agreement, including, without limitation, the Purchased Assets and all other property described in Section 3.2 of the Agreement. Maker agrees to execute and deliver all documents and take all actions reasonably requested by Holder to perfect and maintain Holder's security interest in the Collateral, including the filing of UCC-1 financing statements. Maker shall not sell, transfer, assign, pledge, or otherwise encumber the Collateral without the prior written consent of Holder. Maker shall maintain the Collateral in good condition and insure it against loss or damage in amounts and with insurers reasonably acceptable to Holder. All insurance policies shall name Holder as loss payee, and any insurance proceeds shall be payable to Holder to the extent of its interest. Maker shall provide Holder with evidence of such insurance coverage and the condition of the Collateral on a quarterly basis, and shall promptly notify Holder of any material damage, loss, or impairment to the Collateral.

5. Default

Upon the occurrence of a Default (as defined in the Agreement), and following any applicable notice and cure period, Holder may, at its sole discretion and upon written notice to Maker, declare the entire unpaid principal balance, together with all accrued interest and any other amounts due under this Note, immediately due and payable. In the event of Default, interest shall accrue on the unpaid balance at the lesser of 15% per annum or the maximum rate permitted by law. Maker shall also be responsible for all reasonable costs of collection, including attorneys' fees and court costs. The rights and remedies of Holder under this Note shall be cumulative and in addition to any other rights or remedies available at law, in equity, under the Agreement, against the Collateral, or under the Personal Guaranty. A default under any other agreement between Maker and Holder that materially and adversely affects Holder's rights under this Note shall also constitute a Default under this Note. Notwithstanding the foregoing, the Early Payment Incentives set forth in Section 2.3 of the Agreement shall not apply if a Default has occurred or if the Maker has failed to strictly comply with all conditions required to qualify for such incentives.

6. Governing Law

This Note shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Effective Date as defined in the Agreement.

MAKER:

VMED Consulting Inc.

By:	/s/ Michael Steven
Name:	Michael Steven
Title:	President

ACCEPTED:

ONAR, LLC

By:	/s/ Claude Zdanow
Name:	Claude Zdanow
Title:	CEO

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VMED ASSET PURCHASE AGREEMENT

EXHIBIT B

PURCHASED ASSETS SCHEDULE

****

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EXHIBIT C

RELEASED LIABILITIES SCHEDULE

****

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VMED ASSET PURCHASE AGREEMENT

EXHIBIT D

PERSONAL GUARANTY

This Personal Guaranty (this “Guaranty”) is made as of December 30, 2025, by Michael Stevens, an individual (“Guarantor”), in favor of ONAR, LLC, a Delaware limited liability company (“Creditor”).

RECITALS

A. VMED Consulting Inc., a Florida corporation (“Debtor”), has entered into that certain Asset Purchase Agreement dated as of December 30, 2025 (the “Agreement”) with Creditor, pursuant to which Debtor has agreed to purchase certain assets from Creditor.

B. As a condition to Creditor entering into the Agreement, Guarantor has agreed to guarantee the obligations of Debtor under the Agreement and the Promissory Note executed in connection therewith (the “Note”).

C. Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Agreement.

GUARANTY

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1. Guaranty of Obligations

Guarantor hereby unconditionally and irrevocably guarantees to Creditor the full, prompt, and complete payment and performance of all obligations, liabilities, and indebtedness of Debtor arising under or in connection with the Agreement and the Note (collectively, the “Guaranteed Obligations”), including, but not limited to, the payment of the Purchase Price, all interest, late fees, costs of collection, and attorneys' fees. This Guaranty is a guaranty of payment, not of collection, and Creditor shall not be required to first proceed against Debtor or any collateral before enforcing this Guaranty.

2. Unconditional Nature

This Guaranty is absolute, unconditional, and continuing. The obligations of Guarantor hereunder shall not be affected, modified, or impaired by any of the following, whether or not Guarantor has notice or knowledge thereof: (a) any amendment, modification, or extension of the Agreement or the Note; (b) any release, settlement, or compromise of any obligation of Debtor; (c) any release of any collateral securing the Guaranteed Obligations; (d) any bankruptcy, insolvency, or similar proceeding involving Debtor; (e) any invalidity or unenforceability of any provision of the Agreement or the Note; or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor or Guarantor.

3. Waivers

Guarantor hereby waives: (a) notice of acceptance of this Guaranty; (b) notice of any action taken or omitted by Creditor in reliance hereon; (c) presentment, demand, protest, and notice of dishonor; (d) any right to require Creditor to proceed against Debtor or any collateral; (e) any defense based on the statute of limitations; (f) any defense arising from any lack of authority of any person acting on behalf of Debtor; and (g) any other defense available to Guarantor generally.

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VMED ASSET PURCHASE AGREEMENT

5. Joint and Several Liability

Guarantor acknowledges that he is solely responsible for the obligations set forth in this Guaranty. Creditor may proceed directly against Guarantor without the need to proceed against Debtor or any other party.

6. Subrogation

Until all Guaranteed Obligations have been paid and performed in full, Guarantor shall not exercise any rights of subrogation, contribution, reimbursement, or indemnity against Debtor, nor seek to participate in any security for the Guaranteed Obligations.

7. Reinstatement

If any payment received by Creditor on account of the Guaranteed Obligations is rescinded or must be returned for any reason, including bankruptcy, Guarantor's obligations hereunder shall be reinstated as if such payment had not been made.

8. Costs and Expenses

Guarantor shall pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by Creditor in enforcing this Guaranty or collecting any amounts due hereunder, whether incurred before or after judgment, on appeal, in any bankruptcy proceeding, or in connection with post-judgment collection efforts.

9. Governing Law; Jurisdiction

This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida. Guarantor irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County, Florida, and waives any objection to venue in such courts. GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS GUARANTY.

10. Severability

If any provision of this Guaranty is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

11. Entire Agreement

This Guaranty constitutes the entire agreement between Guarantor and Creditor with respect to the subject matter hereof and supersedes all prior negotiations, representations, and agreements.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

/s/ Michael Steven

Print Name: Michael Steven

Address: ****

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VMED ASSET PURCHASE AGREEMENT

EXHIBIT E

ASSUMED LIABILITIES SCHEDULE

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